Exhibit 99.1

Z-Work Acquisition Corp. Announces

Pricing of $200 Million Initial Public Offering

New York, NY, January 28, 2021 – Z-Work Acquisition Corp.(the “Company”), a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. Although the Company will not be limited to any particular industry, sector or geographic region in its identification and acquisition of a business combination target, the Company was created to take advantage of transformative impact of technology on how work is found, facilitated and enhanced.

The units will be listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “ZWRKU” beginning January 29, 2021. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “ZWRK” and “ZWRKW”, respectively. The offering is expected to close on February 2, 2021, subject to customary closing conditions.

Jefferies LLC is acting as the sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price, to cover over-allotments, if any.

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, phone: 877-821-7388, email: prospectus_department@jefferies.com.

A registration statement relating to the securities became effective on January 28, 2021.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Z-Work Acquisition Corp.

Z-Work Acquisition Corp. (the “Company”) is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although the Company will not be limited to any particular industry, sector or geographic region in its identification and acquisition of a business combination target, the Company was created to take advantage of the transformative impact of technology on how work is found, facilitated and enhanced. Work, in all its forms, is being fundamentally disrupted and transformed as companies both big and small recognize the power of technology to improve worker productivity, satisfaction and, ultimately, their bottom lines. The Company plans to target high growth, technology-based and technology-enhanced companies that provide products and services that support companies, and workers.

Cautionary Note Concerning Forward-Looking Statements

This communication contains statements that constitute “forward-looking statements,” including with respect to the completion of the Company’s proposed initial public offering and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering will be completed on the terms described, or at all, or that the net proceeds will be used as indicated. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s preliminary prospectus relating to the offering, which is included in its registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements, except as required by law.

Contact:

Adam Roston

Z-Work Acquisition Corp.

E: adam@zworkacquisition.com

Cody Slach

Gateway Group

P: (949) 574-3860

E: ZWRK@gatewayir.com